                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 4.1

                   NEW BRUNSWICK                                      NOUVEAU BRUNSWICK
             BUSINESS CORPORATIONS ACT                            LOI SUR LES CORPORATIONS
                                                                        COMMERCIALES

                      FORM 6                                              FORMULE 6

             ARTICLES OF AMALGAMATION                                 STATUTS DE FUSION
                   (SECTION 124)                                        (ARTICLE 124)

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1-   Name of Corporation                             Raison sociale de la corporation

     INTEROIL CORPORATION

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2-   The classes and any maximum number of shares    Les categories et le nombre maximal d'actions que
     that the corporation is authorized to issue     la corporation peut emettre ainsi que le montant
     and any maximum aggregate amount for which      maximal global pour lequel les actions peuvent
     shares may be issued including shares without   etre emises y compris les actions sans valeur au
     par value and/or with par value and the         pair ou avec valeur au pair ou les deux at le
     amount of the par value.                        montant de la valeur au pair.

          See Schedule "A" attached hereto.

-------------------------------------------------------------------------------------------------------
3-   Restrictions if any on share transfers          Restrictions, s'il y en a, au transfert d'actions

          Not Applicable

-------------------------------------------------------------------------------------------------------
4-   Number (or minimum and maximum number) of       Nombre (ou nombre minimum et maximum)
     directors                                       d'administrateurs

          A minimum of four (4) and a maximum of twelve (12) as determined by resolution of the board of directors.

-------------------------------------------------------------------------------------------------------
5-   Restrictions, if any, on business the           Restrictions, s'il y en a, a l'activite que peut
     corporation may carry on                        exercer la corporation

          None

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6-   other provisions, if any                        Autres dispositions, s'il y en a.

          See schedule "B" attached hereto

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7-

A  X  The amalgamation has been approved by          A     La fusion a ete approuvee par les
  --- special resolutions of shareholders of each      --- resolutions speciales des actionnaires de de
     of the amalgamating corporations listed in           chacune des corporations fusionnantes
     Item 9 below in accordance with Section 122          mentionnees a l'article 9 cidessous,
     of the BUSINESS CORPORATIONS ACT.                    conformement a l'article 122 de la LOI SUR
                                                          LES CORPORATIONS COMMERCIALES.

B     The amalgamation has been approved by a        B     La fusion a ete approuvee par une
  --- resolution of the directors of each of the       --- resolutions des administrateurs de chacune
     amalgamating corporations listed in Item 9           des corporations fusionnantes mentionnees a
     below in accordance with Section 123 of the          l'article 9 cidesus, conformement a
     BUSINESS CORPORATIONS ACT. These Articles of         l'article 123 de la LOI SUR LES CORPORATIONS
     Amalgamation are the same as the Articles of         COMMERCIALES. Ces statuts de fusion sont les
     Incorporation of (name the designated                memes que les statuts constitutifs de (raison
     amalgamating corporation).                           sociale de la corporation fusionnante
                                                          designee)

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8-   Name of the amalgamating corporation the        8-Raision sociale de la corporation fusionnante
     by-laws of which are to be the by-laws of the   dont les regiements administratifs sont devenus
     amalgamated corporation.                        les reglements administratifs de la corporation
                                                     issue de la fusion.

          SOUTH PACIFIC INTEROIL LIMITED


9-   Name of Amalgamating Corporations
     Raison Sociale des corporations              Corporation No.                                      Description of Office
     fusionnantes                                N(0) de corporation        Signature         Date           Fonction
---------------------------------------------   --------------------   ------------------   --------   -----------------------


SOUTH PACIFIC INTEROIL LIMITED                         504045          /s/ Paul A. Martin   05/27/97   President
                                                                       ------------------


CYBERMIND GROUP INC.                                   504901          /s/ Illegible        05/27/97   President and Secretary
                                                                       ------------------

FOR DEPARTMENT USE ONLY                  RESERVE A L'USAGE DU MINISTERE

Corporation No.-Corporation No. - 504900   Filed-Depose

                              INTEROIL CORPORATION

                 (hereinafter referred to as the "Corporation")

                  THIS IS SCHEDULE "A" TO THE FOREGOING FORM 6
               UNDER THE BUSINESS CORPORATIONS ACT (NEW BRUNSWICK)

          The Corporation is authorized to issue an unlimited number of Common Shares without par value.

          The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

     (a) The holders of the Common Shares shall be entitled to vote at all meetings of shareholders of the Corporation and shall be entitled to one vote at all such meetings in respect of each Common Share held.

     (b) The holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon the liquidation, dissolution or winding-up of the Corporation.

                              INTEROIL CORPORATION

                 (hereinafter referred to as the "Corporation")

               THIS IS SCHEDULE "B" TO THE FOREGOING FORM 6 UNDER
                  THE BUSINESS CORPORATIONS ACT (NEW BRUNSWICK)

1.   MAINTENANCE OF OFFICE IN CANADA

     The Corporation shall at all times maintain an office in Canada.

2.   ISSUANCE OF SECURITIES

     Until such time as the Exchange Right (as defined below) is accepted by shareholders of S.P. InterOil, LDC ("SPI") in respect of an aggregate of 13,411,650 common shares of SPI (which such shareholders have agreed to do by no later than May 29, 2022), the Corporation will not issue (or make any agreement or commitment to do so) any shares of the Corporation or securities convertible into, exchangeable for, exercisable into or from which may be derived shares of the Corporation, other than:

     (a) pursuant to the exchange right (the "Exchange Right") the Corporation has granted to the other shareholders of SPI, pursuant to which such other shareholders have the right to exchange the 14,411,650 common shares of SPI held by such other shareholders for an equal number of common shares of the Corporation;

     (b) the issue of common shares of the Corporation the net proceeds of which are invested in shares of SPI on such terms and conditions as may be agreed by the Corporation and SPI;

     (c) stock options issued pursuant to a stock option plan established by the Corporation for employees, directors and officers of the Corporation, of SPI and of subsidiaries of SPI, and for other persons providing services to any of such corporations, and shares issuable upon the exercise of such stock options; or

     (d) with the prior written consent of Petroleum independent and Exploration Corporation, a corporation incorporated under the laws of Texas ("PIE Corp.")

3.   PLACE OF SHAREHOLDER MEETINGS

     Notwithstanding subsections (1) and (2) of Section 84 of the Business Corporations Act, as from time to time in force, meetings of shareholders of the Corporation may be held outside New Brunswick at Toronto, Ontario; Lubbock, Texas, The Woodlands, Texas; Houston, Texas; or Nassau, Bahamas.

4.   PRE-EMPTIVE RIGHTS

     (a) Notwithstanding subsection (2) of Section 27 of the Business Corporations Act, as from time to time in force, but subject however to paragraph (c) below and any rights arising under any unanimous shareholders agreements, the holders of equity shares of any class, in the case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its equity shares of any class of any shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class, shall not as such, even if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the unlimited dividend rights of such holders, have the pre-emptive right as provided by Section 27 of the Business Corporations Act to purchase such shares or other securities.

     (b) Notwithstanding subsection (3) of Section 27 of the Business Corporations Act, as from time to time in force, but subject however to paragraph (c) below and any rights arising under any unanimous shareholders agreements, the holders of voting shares of any class, in case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its voting shares of any class or any shares or options to purchase its voting shares of any class, shall not as such, even if the issuance of the voting shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the voting rights of such holders, have the pre-emptive right as provided by Section 27 of the Business Corporations Act to purchase such shares or other securities.

     (c) For so long as PIE Group, LLC ("PIE Group") or Commodities Trading International Corporation ("CTI") or any person who is a shareholder or unitholder thereof on the date hereof who subsequently acquires common shares of SPI from PIE Group or CTI (collectively, the "SPI Shareholders") holds any common shares of SPI, or any voting or participating shares of the Corporation or any securities which are convertible into, exchangeable for, exercisable for or from which may be derived voting or participating shares of the Corporation (collectively, the "Specified Securities"), the Corporation may only issue Specified

          Securities if it simultaneously offers each of the SPI Shareholders the opportunity to purchase such number of Specified Securities at the same price and on the same terms as is being offered to other purchasers as will allow each SPI Shareholder to maintain its pro rata voting and participating share ownership of the Corporation as it is immediately prior to such issue. For the purposes of this paragraph 4
          (c), "pro rata" means (i) pro rata in relation to the shareholding of each SPI Shareholder in the Corporation, after giving effect to all shares in the Corporation held by or contingently issuable as a result of the Exchange Right to each SPI Shareholder, and (ii) on a basis which is fully diluted, after giving effect to the issue of Specified Securities in question, and to the conversion, exchange or exercise of all such securities. This paragraph 4(c) shall not apply on the issue of securities described in paragraphs 2(a), (c) or (d) above.

5.   FINANCIAL ASSISTANCE

     The Corporation may, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise to S.P. InterOil, LDC and any subsidiary (as defined in the Business Corporations Act) thereof whether or not:

     (a) the Corporation is, or after giving the financial assistance would be, unable to pay its liabilities as they become due; or

     (b) the realizable value of the Corporation's assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure a guarantee, after giving the financial assistance, would be less than the aggregate of the Corporation's liabilities and stated capital of all classes.

6.   BORROWING AUTHORITY

     The directors of the Corporation may from time to time, in such amounts and on such terms as deemed expedient:

     (a)  borrow money upon the credit of the Corporation;

     (b)  issue, reissue, sell or pledge debt obligations of the Corporation;
          and

     (c) mortgage, hypothecate, charge or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immovable property of the Corporation including book debts, rights, powers, franchises and undertakings of the Corporation, to secure any debt obligations or any money borrowed, or any other debt or liability of the Corporation.

     The foregoing powers may be delegated by the directors to such officers or directors of the Corporation to such extent and in such manner as determined by the directors from time to time.

     Nothing in this clause limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

7.   CUMULATIVE VOTING RIGHTS

     Subject to applicable law, shareholders entitled to vote at an election of directors of the Corporation shall not have cumulative voting rights and each such shareholder has the right to cast a number of votes equal to the number of votes attached to the shares held by such shareholder.

================================================================================

                          (NEW NOUVEAU BRUNSWICK LOGO)

           CANADA                                          CANADA
 PROVINCE OF NEW BRUNSWICK                     PROVINCE DU NOUVEAU-BRUNSWICK
 BUSINESS CORPORATIONS ACT                 LOI SUR LES CORPORATIONS COMMERCIALES
CERTIFICATE OF AMALGAMATION                         CERTIFICAT DE FUSION
       (SECTION 124)                                   (ARTICLE 124)

                              INTEROIL CORPORATION
             Name of Corporation / Raison sociale de la corporation

                                     504900
                  Corporation Number / Numero de la corporation

     I HEREBY CERTIFY that the above-mentioned corporation resulted from the amalgamation of the following

     JE CERTIFIE que la corporation mentionnee ci-dessus provient de la fusion des corporations suivantes, en vertu de la corporations under the Business Corporations Act, as set out in the attached Articles of Amalgamation.

Loi sur les corporations commerciales, de la facon indiquee dans les statuts de fusion ci-joints.


Director                                      Date of Amalgamation May 29, 1997
Directeur /s/ Illegible                       Date de fusion
          ---------------------------------                  -------------------

================================================================================